Exhibit 24.1

POWER OF ATTORNEY

Know all by these present, that Millennium Pharmaceuticals, Inc. (the Reporting Person) hereby constitutes and appoints Paul Sundberg as the Reporting PersonTMs true and lawful attorney-in-fact to:
1)    prepare, execute in the Reporting PersonTMs name and on the Reporting PersonTMs behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Reporting Person to make electronic filings with the SEC of Reports required by Sections 13 and 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2)    prepare and file on behalf of the Reporting Person any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that the Reporting Person may be required to file with the SEC pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the Act) and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the Exchange Act) (collectively, the Reports) with respect to the Reporting PersonTMs ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by the Reporting Person (Portfolio Companies);

3)    do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

4)    complete for and on behalf of the Reporting Person, execute in the Reporting PersonTMs name and on the Reporting PersonTMs behalf, and submit to the requestor thereof, any questionnaires, documents or other materials that are requested in connection with any (i) equity or debt offering by a Portfolio Company and (ii) exercise by the Reporting Person of voting or proxy rights in connection with the Reporting PersonTMs equity ownership of any Portfolio Company; and

5)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Reporting Person hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if the legal representatives of the Reporting Person were personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Reporting Person, is not assuming nor relieving any of the Reporting PersonTMs responsibilities to comply with Section 13 or Section 16 of the Exchange Act. The Reporting Person acknowledges that the foregoing attorney-in-fact does not assume (i) any liability for the Reporting PersonTMs responsibility to comply with the requirements of the Act or the Exchange Act, (ii) any liability of the Reporting Person for any failure to comply with such requirements or (iii) any obligation or liability of the Reporting Person for profit disgorgement under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file any Reports with respect to the Reporting PersonTMs ownership of, or transactions in, the securities of Portfolio Companies, unless earlier revoked by the Reporting Person at any time at its sole discretion. This Power of Attorney shall expire as to the attorney-in-fact if such attorney-in-fact ceases to serve as an employee of Takeda Pharmaceutical Company Limited or one of its subsidiaries.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to become effective as of the date set forth below.
MILLENNIUM PHARMACEUTICALS, INC.

By: /s/ Fabien Dubois
Name: Fabien Dubois
Title: Treasurer
Date: January 27, 2021